EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Propex Fabrics Announces Sale of Roanoke, Alabama Facility

Austell, GA (March 1, 2006)— On March 1, 2006, Propex Fabrics Inc. (the “Company”) entered into an asset sale agreement providing for the sale of the Company’s Roanoke, Alabama plant to Aladdin Manufacturing Corporation, an affiliate of Mohawk Industries, Inc. The sale transaction, which is subject to routine regulatory approvals, is expected to be consummated in early April.

After completing this transaction, the Company will remain the world’s largest independent producer of primary and secondary carpet backing. The Company remains committed to successfully serving our carpet manufacturing customers’ needs for high-quality and innovative carpet backing materials.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements. These include statements regarding the expected closing of the acquisition. Actual results could differ materially from those contemplated by such forward-looking statements as a result of any number of factors and uncertainties, many of which are beyond the control of Propex. Important factors that could cause actual results to differ materially from those in such forward-looking statements are enumerated in Propex’s periodic reports filed with the Securities and Exchange Commission. Undue reliance should not be placed upon any forward-looking statements, and Propex undertakes no obligation to update those statements.